SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of
earliest event reported):                   November 16, 1999



Commission     Registrant, State of Incorporation,           I.R.S. Employer
File Number    Address and Telephone Number                  Identification No.
-----------    ----------------------------------            -----------------
1-6047         GPU, Inc.                                          13-5516989
               (a Pennsylvania corporation)
               300 Madison Avenue
               Morristown, New Jersey 07962-1911
               Telephone (973) 455-8200


1-3141         Jersey Central Power & Light Company               21-0485010
               (a New Jersey corporation)
               2800 Pottsville Pike
               Reading, Pennsylvania 19640-0001
               Telephone (610) 929-3601


1-446          Metropolitan Edison Company                        23-0870160
               (a Pennsylvania corporation)
               2800 Pottsville Pike
               Reading, Pennsylvania 19640-0001
               Telephone (610) 929-3601


1-3522         Pennsylvania Electric Company                      25-0718085
               (a Pennsylvania corporation)
               2800 Pottsville Pike
               Reading, Pennsylvania 19640-0001
               Telephone (610) 929-3601

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
        -------------------------------------

        As previously reported, on October 29, 1998, following a competitive auction process, GPU, Inc.'s electric utility subsidiaries (Jersey Central Power & Light Company ("JCP&L"), Metropolitan Edison Company ("Met-Ed") and Pennsylvania Electric Company ("Penelec")), which are conducting business under the name GPU Energy ("GPUE"), entered into a series of agreements to sell substantially all of their fossil and hydroelectric generating stations to Sithe Energies, Inc. ("Sithe") for an aggregate purchase price of approximately $1.67 billion in cash, subject to certain pre-closing adjustments. Sithe also entered into transition power purchase agreements with the GPUE companies under which the GPUE companies can call, or Sithe can require the GPUE companies to purchase, capacity from these generating units at fixed prices through May 31, 2002. Following receipt of all regulatory and other approvals, the GPUE companies completed these sales to various subsidiaries of Sithe on November 24, 1999.

        In addition, as part of the transactions, Sithe acquired certain other associated assets and liabilities including all related contracts, inventories, fuel and certain intellectual property, as well as the stock of GPU Generation, Inc. (which has been renamed Sithe Northeast Management Inc.).

        GPU will apply the net proceeds of approximately $1.62 billion (JCP&L $416 million; Met-Ed $641 million; Penelec $558 million), after payment of related income taxes, to fund future stranded costs, invest in the reliability of the GPUE companies' utility network, reduce outstanding debt and repurchase GPU, Inc.
common stock.

        The Company is not aware of any material relationships between Sithe and any of its affiliates and GPU and any of its affiliates, any director or officer of GPU or any associate of any such director or officer.

        A copy of the GPU's related news release is annexed as Exhibit 1, including a list of the generating stations and development sites sold to Sithe.

ITEM 5. OTHER EVENTS.
        ------------


        1.     Three Mile Island Litigation
               ----------------------------

        As previously reported, on November 2, 1999, the U.S. Court of Appeals for the Third Circuit affirmed a 1996 U.S. District Court order dismissing ten initial "test cases" of the pending 2,100 personal injury claims brought against GPU, Inc. and the GPUE companies as a result of the March 1979 nuclear accident at Three Mile Island Unit No. 2, but set aside the District Court's dismissal of the remaining claims and remanded them to the District Court for further proceedings.

        On November 16, 1999, GPU, Inc. and the GPUE companies filed petitions with the Court of Appeals seeking a rehearing and reconsideration of the Court's decision regarding these remaining claims. The "test case" plaintiffs have also requested a rehearing, or rehearing en banc, of the Court's decision upholding the dismissal of their claims.

        There can be no assurance as to the outcome of these proceedings.


        2.     Class Action Litigation
               -----------------------

        As previously reported, two class action lawsuits have been commenced in New Jersey Superior Court against GPU, Inc. and the GPUE companies, seeking both compensatory and punitive damages for alleged losses suffered due to major power outages and temporary service interruptions in JCP&L's service territory during the July 1999 severe heat storm. In response to GPU's demand for a statement of damages, the plaintiffs have stated that they are seeking damages of $700 million, subject to the results of pre-trial discovery.

        There can be no assurance as to the outcome of this litigation.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
        -------------------------------------------------------------------


(b)     Pro Forma Financial Information.

               The pro forma financial information required by Item 2 of Form 8-K has been previously furnished in Exhibit 99 to GPU's Annual Report on Form 10-K for the year ended December 31, 1998 and is incorporated herein by reference.

(c)     Exhibits:

               1. GPU News Release, dated November 24, 1999, which includes a list of generating stations and development properties sold to Sithe.

                                    SIGNATURE

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANTS HAVE DULY CAUSED THIS REPORT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                                   GPU, INC.
                                   JERSEY CENTRAL POWER & LIGHT COMPANY
                                   METROPOLITAN EDISON COMPANY
                                   PENNSYLVANIA ELECTRIC COMPANY


                                   By: /s/ T. G. Howson
                                       -----------------------------
                                        T. G. Howson, Vice President
                                          and Treasurer


Date:   December 2, 1999